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                                                              EXHIBIT 23.5

                           [LETTERHEAD OF ICR]

                              CONSENT OF ICR

To Whom It May Concern:

  We consent to the inclusion in Ryder TRS, Inc.'s form S-4 Registration Statement (File No. 333-20397) of our table under the caption "Business-Industry Overview--The Consumer Market." We also consent to the reference to ICR as the source for such table.

/s/ Dianne M. Roso
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DIANNE M. ROSO

Vice President

ICR

Media, Pennsylvania

March 24, 1997